Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

-	Registration Statement (Form S-8 No. 333-231706) pertaining to the Amended and Restated Lumber Liquidators Holdings, Inc. 2011 Equity Compensation Plan,
-	Registration Statement (Form S-8 No. 333-212690) pertaining to the Amended and Restated Lumber Liquidators Holdings, Inc. 2011 Equity Compensation Plan,
-	Registration Statement (Form S-8 No. 333-173981) pertaining to the Lumber Liquidators Holdings, Inc. 2011 Equity Compensation Plan;
-	Registration Statement (Form S-8 No. 333-147247) pertaining to the 2007 Equity Compensation Plan, the 2006 Equity Plan for Non-Employee Directors and the 2004 Stock Option and Grant Plan

of our reports dated February 22, 2022, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of LL Flooring Holdings, Inc, incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2021, and the financial statement schedule of LL Flooring Holdings, Inc. included herein.

/s/ Ernst & Young LLP

Richmond, Virginia
February 22, 2022